As filed with the Securities and Exchange Commission on August 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEAN ENERGY FUELS CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

33-0968580

(I.R.S. Employer Identification Number)

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

(949) 437-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew J. Littlefair

President and Chief Executive Officer

Clean Energy Fuels Corp.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

(949) 437-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Nathan Jensen, Esq.

Sr. Vice President Corporate Transactions and

Chief Legal Officer

Clean Energy Fuels Corp.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

Telephone: (949) 437-1180

Facsimile: (949) 424-8285

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	50,856,296	$2.7905	$141,914,494	$17,669

(1)

Represents the shares of common stock issued to the selling stockholder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common stock of the registrant offered hereby shall be deemed to cover additional securities to be issued as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low price of the common stock as reported by the Nasdaq Global Select Market on August 1, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2018

PROSPECTUS

50,856,296 Shares

Common Stock

This prospectus relates to the possible resale or other disposition, from time to time, of up to 50,856,296 shares of our common stock by the selling stockholder named in this prospectus or in supplements to this prospectus. See “Selling Stockholder.” We are registering these shares of our common stock to provide the selling stockholder with freely tradable securities. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by the selling stockholder, and we cannot predict when or in what amounts the selling stockholder may sell any of the shares offered by this prospectus. The prices at which the selling stockholder may sell the shares will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions. We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligations with the selling stockholder.

We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from any sale or other disposition by the selling stockholder of the shares of our common stock covered by this prospectus. We have, however, agreed to pay certain fees and expenses incident to our contractual obligations to register these shares of our common stock.

The selling stockholder may sell the shares of common stock from time to time in market transactions on the Nasdaq Global Select Market or any other market where the securities may be traded, in privately negotiated transactions, through one or more underwriters, broker-dealers or agents, or with a combination of these or any other legally available methods, and at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “CLNE.” On August 6, 2018, the closing sale price of our common stock was $2.75 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus for important information about certain risks to consider before making any investment decision with respect to our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

* * * * *

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized any other person to provide you with additional or different information. If any other person provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Unless the context indicates otherwise, all references to “Clean Energy,” the “Company,” “we,” “us,” or “our” in this prospectus refer to Clean Energy Fuels Corp. together with its consolidated subsidiaries.

We own registered or unregistered trademark or service mark rights to Redeem™, NGV Easy Bay™, Clean Energy™, Clean Energy Renewables™, and Clean Energy Cryogenics™. Although we do not use the “®” or “™” symbol in each instance in which one of our trademarks appears in this prospectus summary or the documents incorporated herein by reference, this should not be construed as any indication that we will not assert our rights thereto to the fullest extent under applicable law. All other service marks, trademarks and trade names are the property of their respective owners.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus, and it is part of a registration statement we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholder named herein may, from time to time, offer and sell up to 50,856,296 shares of our common stock in one or more offerings or transactions and in amounts it may determine.

This prospectus provides you with a general description of the securities the selling stockholder may offer. Each time the selling stockholder offers the securities described in this prospectus, we may provide a prospectus supplement, or information that is incorporated by reference in this prospectus, containing more specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add to, update or change in any prospectus supplement we may file any of the information contained in this prospectus or in the documents we have incorporated by reference in this prospectus, including, among other things, a discussion of any risk factors or other special considerations that apply to these offerings or the specific plan of distribution therefor. If there is any inconsistency between the information contained in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in the later-dated prospectus supplement or incorporated information. Further, you should not assume the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement or in any related free writing prospectus is accurate as of any date other than the respective dates thereof, as our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to read this prospectus carefully and in its entirety, as well as any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under “Incorporation of Certain Information by Reference,” before making any investment decision with respect to any offering of securities hereby.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file with the SEC other documents that contain information about us and our business. Also, we have filed and may in the future file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file with the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, if that contract or other document has been filed as an exhibit to the registration statement or any of our reports that are incorporated herein by reference, each statement in this prospectus or such reports is qualified in all respects by the exhibit to which the reference relates. The complete registration statement and our other reports, including exhibits thereto, can be read at the SEC’s website or at the SEC’s offices as described under “Available Information.”

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules filed with the registration statement, with respect to the securities that may be offered by this prospectus. This prospectus is a part of the registration statement, but it does not contain all of the information about us or these securities that is contained in the registration statement. We also file annual, quarterly and current reports, proxy statements and other information with the SEC.

The registration statement of which this prospectus is a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. These documents are also available on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.cleanenergyfuels.com, where these documents and other information about our Company can also be accessed. The foregoing reference to our website is intended to be an inactive textual reference, and the contents of our website are not incorporated in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” in this prospectus information that we have filed or may in the future file with the SEC. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC. You should carefully read and consider the information incorporated herein by reference because it is an important part of this prospectus.

We incorporate by reference in this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2017, including the information specifically incorporated therein by reference to our Definitive Proxy Statement on Schedule 14A initially filed on April 18, 2018 and subsequently revised on May 21, 2018;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2018 and June 13, 2018;

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 18, 2007, as incorporated by reference to such description in our Registration Statement on Form S-1 that became effective on May 24, 2007, including any amendment or report filed for the purpose of updating such description; and

•

all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing date of this registration statement and prior to the date of effectiveness of this registration statement, and on or after the date of this prospectus and before the termination of this offering, in each case from the filing date of each such document.

Any information we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is contained or incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus, excluding exhibits to these documents unless an exhibit has been specifically incorporated by reference therein. Any such request should be directed to Clean Energy Fuels Corp., Attn: Investor Relations, 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, (949) 437-1000.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or our future performance, and they are based on our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “if,” “may,” “might,” “shall,” “will,” “can,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “initiative,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “forecast,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements we make in this prospectus and the documents we incorporate herein by reference include statements about, among other things, our future financial and operating performance, our growth strategies, and anticipated trends in our industry and our business. For a non-exhaustive list of our forward-looking statements that are incorporated by reference in or deemed to be a part of this prospectus, see “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as any list or other description of forward-looking statements included in our other reports subsequently filed from time to time with the SEC that are incorporated by reference in this prospectus.

Although the forward-looking statements we make reflect our good faith judgment based on available information, they involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that might cause or contribute to such differences include, among others, those discussed under “Risk Factors” in this prospectus and the documents we incorporate herein by reference. See “Incorporation of Certain Information by Reference” and “Available Information” for information about these documents and how to obtain copies, and we encourage you to carefully read and consider the information contained in these documents. In addition, we operate in a competitive and rapidly evolving industry in which new risks emerge from time to time, and it is not possible for us to predict all of the risks we may face, nor can we assess the impact of all factors on our business or the extent to which any factor or combination of factors could cause actual results to differ from our expectations. As a result of these and other potential risks and uncertainties, our forward-looking statements should not be relied on or viewed as predictions of future events.

All forward-looking statements in this prospectus and the documents incorporated herein by reference are made only as of the date of the document in which they are contained. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, including to conform these statements to actual results or to changes in our expectations.

PROSPECTUS SUMMARY

Our Company

We are the leading provider of natural gas as an alternative fuel for vehicle fleets in the United States and Canada, based on the number of stations operated and the amount of gasoline gallon equivalents of renewable natural gas (“RNG”), compressed natural gas (“CNG”) and liquefied natural gas (“LNG”) delivered. Our principal business is supplying RNG, CNG and LNG (RNG can be delivered in the form of CNG or LNG) for light, medium and heavy-duty vehicles and providing operation and maintenance services for vehicle fleet customer stations. As a comprehensive solution provider, we also design, build, operate and maintain fueling stations; offer assessment, design and modification solutions to provide operators with code-compliant service and maintenance facilities for natural gas vehicle fleets; transport and sell CNG and LNG via “virtual” natural gas pipelines and interconnects; procure and sell RNG; sell tradable credits we generate by selling RNG and conventional natural gas as a vehicle fuel; help our customers acquire and finance natural gas vehicles; and obtain federal, state and local tax credits, grants and incentives.

We serve fleet vehicle operators in a variety of markets, including heavy-duty trucking, airports, refuse, public transit, industrial and institutional energy users, and government fleets. We believe these fleet markets will continue to present a growth opportunity for natural gas vehicle fuel for the foreseeable future. As of June 30, 2018, we served nearly 1,000 fleet customers operating over 46,000 natural gas vehicles, and we currently own, operate or supply over 530 natural gas fueling stations in 41 states in the United States and four provinces in Canada.

Our principal executive offices are located at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, and our telephone number at that location is (949) 437-1000. Our website is located at http://www.cleanenergyfuels.com. This reference to our website is intended to be an inactive textual reference, and the contents of our website are not incorporated in this prospectus.

This Offering

Securities Offered by the Selling Stockholder	50,856,296 shares of our common stock.

Use of Proceeds	We will not receive any proceeds from any sale or other disposition by the selling stockholder of the shares of our common stock covered by this prospectus.

Trading	Our common stock is quoted on the Nasdaq Global Select Market and trades under the symbol “CLNE.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus for important information about certain risks to consider before making any investment decision with respect to our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully read and consider, among other things, the information discussed under “Risk Factors” in our Annual Report on Form 10-K for our most recently completed fiscal year and the other reports and documents we file with the SEC from time to time, including any subsequently filed quarterly and current reports, all of which are incorporated by reference in this prospectus. The occurrence of any of the risks described in these reports and other documents could adversely affect our business, operating results, financial condition, prospects and reputation, as well as the value of any investment in our securities. We believe the risks described in our reports and other documents are the most significant we face, but additional risks not known to us or that we deem immaterial could also adversely affect our business, operating results, financial condition, prospects and reputation and the value of an investment in our securities.

USE OF PROCEEDS

The selling stockholder named in this prospectus may, from time to time, sell or otherwise distribute the shares of our common stock offered by this prospectus. As a result, we will receive no proceeds from any such sale or other distribution, and all such proceeds will be for the account of the selling stockholder. We have, however, agreed to pay certain fees and expenses incident to our contractual obligations to register these shares of our common stock. See “Selling Stockholder” and “Plan of Distribution.”

DESCRIPTION OF COMMON STOCK

General

The following summary of the material features of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our restated certificate of incorporation, our amended and restated bylaws (each as amended and as in effect), and other applicable law. See “Available Information.”

Pursuant to our restated certificate of incorporation as currently in effect, we are authorized to issue 304,000,000 shares of common stock, par value $0.0001 per share. The authorized shares of our common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not required, our board of directors may determine not to seek stockholder approval for any issuance of such shares.

Dividends

Subject to provisions of the Delaware General Corporation Law, or the DGCL, and to any future rights which may be granted to the holders of any series of our preferred stock, dividends are paid on our common stock when and as declared by our board of directors out of funds legally available for dividend payments.

Voting Rights

Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.

Liquidation

If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

Preemptive Rights

The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.

Certain Anti-Takeover Matters

Our restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements

Our amended and restated bylaws establish advance notice procedures with respect to stockholder nominations of directors and proposals of business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder nominations or proposals must be delivered in writing to our Corporate Secretary at the address of our principal executive offices within a specified time period before the meeting at which the director nominee is to be up for election or the proposal is to be vote on, and must contain certain specific information about the nominee or proposal and the stockholder submitting the notice. See the full text of our amended and restated bylaws, which are filed as an exhibit to the documents incorporated by reference in this prospectus, for more information.

Preferred Stock

Our restated certificate of incorporation provides for 1,000,000 authorized shares of preferred stock, par value $0.0001 per share. The existence of authorized but unissued shares of preferred stock enables our board of directors to issue such shares without further action by our stockholders, which could allow the board of directors to use such shares to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in the best interests of our Company and our stockholders, the board of directors could cause these shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, our restated certificate of incorporation grants our board of directors broad power to establish the rights, preferences and privileges of authorized and unissued shares of preferred stock. As a result, the issuance of these shares of preferred stock could adversely affect the rights and powers, including voting rights, of the holders of shares of our common stock, and in this way could have the effect of delaying, deterring or preventing a change of control of us.

Delaware Anti-Takeover Statutes

We are subject to Section 203 of the DGCL, or Section 203, regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained such status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the business combination is approved by the board of directors, the business combination is authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

•

any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•

the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

In general, Section 203 defines “interested stockholder” to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of Section 203 either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of Section 203. As a result, Section 203 could prohibit or delay mergers or other takeover or change in control transactions, and as a result, may discourage attempts to pursue these transactions.

Limitation of Liability and Indemnification Matters

Our restated certificate of incorporation provides that a director of ours will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the DGCL. Our amended and restated bylaws also provide for indemnification by us, to the fullest extent permitted by law, of any person made or threatened to be made a party to, or who is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or at our request, serves or served as a director or officer of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our amended and restated bylaws also provide that, to the extent authorized from time to time by our board of directors, we may provide indemnification to any one or more employees and other agents of ours to the extent and effect determined by our board of directors to be appropriate and authorized by the DGCL. Our amended and restated bylaws also permit us to purchase and maintain insurance for the foregoing, and we currently and expect to continue to maintain such insurance. In addition, our amended and restated bylaws provide that the provisions thereof are not exclusive of other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or applicable provisions of the DGCL, and we have entered into a contract with each of our directors and officers providing for indemnification of each such person by us to the full extent authorized or permitted by law, subject to certain limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “CLNE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDER

Up to 50,856,296 shares of our common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholder named in the table below. The selling stockholder may, from time to time, offer and sell the shares of our common stock covered hereby pursuant to this prospectus and any accompanying prospectus supplement, post-effective amendment or filing we make with the SEC under the Exchange Act that is incorporated by reference in this prospectus.

The selling stockholder acquired the shares offered hereby from us in a private placement effected in reliance on exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act, Regulation S under the Securities Act and Rule 506 of Regulation D under the Securities Act. The shares were purchased and sold pursuant to the terms of a stock purchase agreement, dated May 9, 2018, between us and the selling stockholder, or the Purchase Agreement, as further described below. We are registering these shares for resale by and on behalf of the selling stockholder pursuant to contractual obligations set forth in a registration rights agreement, dated June 13, 2018, between us and the selling stockholder, or the Registration Rights Agreement, also as further described below. In connection with the Purchase Agreement, we and our directors and officers entered into a voting agreement with the selling stockholder on May 9, 2018, or the Voting Agreement, which grants the selling stockholder certain voting rights with respect to certain shares of our common stock and is also further described below.

The following table was prepared based on information publicly filed or supplied to us by the selling stockholder. This information may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments to the registration statement of which this prospectus is a part, as may be required. The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by the selling stockholder as of the date of this prospectus, and the number of shares that may be offered by the selling stockholder pursuant to this prospectus. The table also provides information about the selling stockholder’s beneficial ownership of our common stock after giving effect to the assumed sale of all of the shares offered by this prospectus; however, because the selling stockholder may sell all, some or none of these shares at such times as it may determine, we cannot estimate the actual number of shares (or actual percentage of the class) of our common stock that will be beneficially owned by the selling stockholder upon, or the timing of, the completion of this offering. Beneficial ownership as set forth in the following table has been determined in accordance with the rules of the SEC, and the beneficial ownership percentages are based on 203,463,982 outstanding shares of our common stock as of July 31, 2018.

	Beneficial Ownership Before This Offering			Maximum Number of Shares Offered		Beneficial Ownership After This Offering
Selling Stockholder	Number		Percentage	Hereby		Number		Percentage
Total Marketing Services S.A.(1)	67,443,954	(2)	33.1%	50,856,296	(3)	16,587,658	(4)	8.2%

(1)

The shares offered hereby are held of record by Total Marketing Services S.A., a société anonyme organized under the laws of the Republic of France, which is a direct wholly owned subsidiary of TOTAL S.A., a société anonyme organized under the laws of the Republic of France. The address of the principal business of Total Marketing Services S.A. and its executive office is 24 Cours Michelet, La Défense 10, 92800 Puteaux France, and the address of the principal business of TOTAL S.A. and its executive office is 2, place Jean Millier, La Défense 6, 92400 Courbevoie, France.

(2)

Consists of the shares of common stock described in footnotes (3) and (4) to this table, below. This registration statement shall also cover any additional shares of common stock that become issuable in connection with the shares registered for resale in this prospectus as a result of any stock split, stock dividend or similar transaction that is effected without the receipt of consideration and results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)

Represents 50,856,296 shares of our common stock that were purchased by the selling stockholder pursuant to the Purchase Agreement. As of July 31, 2018, such shares represent approximately 25% of the outstanding shares of our common stock.

(4)

Represents 16,587,658 shares of our common stock that are the subject of the Voting Agreement. Nothing herein shall be deemed to constitute an admission by the selling stockholder or TOTAL S.A. that either is the beneficial owner of any shares of common stock subject to the Voting Agreement for purposes of Section 13(d) of the Exchange Act or for any other purpose, and the selling stockholder and TOTAL S.A. have expressly disclaimed such beneficial ownership.

Pursuant to the terms of the Purchase Agreement, the selling stockholder has agreed, until the later of May 9, 2020 or such date when it ceases to hold more than 5.0% of our common stock then outstanding, to not purchase shares of our common stock or otherwise pursue transactions that would result in the selling stockholder beneficially owning more than 30.0% of our equity securities, among other similar undertakings. Such agreements and undertakings are subject to customary conditions and exceptions, including a general exception for matters approved by our board of directors (which includes the board-approved Purchase Agreement, issuance of shares of our common stock thereunder, and grant to the selling stockholder of the rights set forth in the Registration Rights Agreement and the Voting Agreement).

The Purchase Agreement also provides that the selling stockholder will have the right to designate up to two individuals to serve as directors on our board of directors. Subject to certain limited conditions as described in the Purchase Agreement, including compliance with our governing documents and all applicable laws, rules and regulations, we will be obligated to appoint or nominate for election as directors of our Company the individuals so designated by the selling stockholder and, from and after such appointment or election, appoint one of these individuals to serve on the audit committee of our board of directors and any other board committees that may be formed from time to time for the purpose of making decisions that are strategically significant to our Company. The selling stockholder’s rights and our obligations relating to these designees commenced upon the issuance of shares of our common stock to the selling stockholder under the Purchase Agreement, and continue until (and if) (1) with respect to the selling stockholder’s right to designate two individuals to serve as directors on our board of directors, the selling stockholder’s voting power is less than 16.7% but more than 10.0%, and (2) with respect to the selling stockholder’s right to designate one individual to serve as a director on our board of directors, the selling stockholder’s voting power is less than 10.0%, in each case measured in relation to the total votes then entitled to be cast in an election of directors by our stockholders. The Purchase Agreement also contains representations, warranties and other covenants made by us and the selling stockholder that are customary for transactions of this nature.

Pursuant to the terms of the Voting Agreement, each of our current directors and officers has agreed to vote all shares of our common stock presently or hereafter owned or controlled by him, in any vote of our stockholders that may be held from time to time, in favor of the election of the individuals designated by the selling stockholder to serve on our board of directors pursuant to the selling stockholder’s director designation rights under the Purchase Agreement, as described above. Each of our directors and officers has also irrevocably appointed the selling stockholder as such person’s proxy and attorney-in-fact, and authorized the selling stockholder to represent and vote (or consent, if applicable) his shares of common stock subject to the Voting Agreement in accordance with the terms of the Voting Agreement. For each of our directors and officers party to the Voting Agreement, the voting obligations contained in the Voting Agreement continue from and after, and for so long as, the selling stockholder’s director designation rights remain in effect, as described above, and such director or officer continues to serve in such capacity for our Company (other than Mr. T. Boone Pickens, one of our directors and co-founders, who will continue to be bound by these voting obligations even after he ceases to serve as such for our Company) and continues to hold shares of our common stock.

Pursuant to the terms of the Registration Rights Agreement, we are obligated, at our expense, to (1) no later than August 12, 2018, file this registration statement with the SEC, covering the resale of the shares purchased by the selling stockholder pursuant to the Purchase Agreement, (2) use our commercially reasonable efforts to cause this registration statement to be declared effective within 90 days after the initial filing thereof with the SEC, (3) use our commercially reasonable efforts to maintain the effectiveness of this registration statement until all such shares are sold or may be sold without restriction under Rule 144 under the Securities Act, or Rule 144, and (4) with a view to making available to the selling stockholder the benefits of Rule 144, make and keep available adequate current public information, as defined in Rule 144, and timely file with the SEC all required reports and other documents, until all such shares are sold or may be sold without restriction under Rule 144. If this registration statements had not been filed or is not declared effective as described above, or if this registration statement is declared effective but subsequently becomes unavailable for more than 30 days in any 12-month period while it is required to be maintained as effective, then we would be required to pay liquidated damages to the selling stockholder equal to 0.75% of the aggregate purchase price for the shares remaining eligible for the registration rights set forth in the Registration Rights Agreement each month for each such failure (up to a maximum of 4.0% of the aggregate purchase price for the shares remaining eligible for such registration rights each year).

In addition, and separate from the transactions contemplated by the Purchase Agreement, we have entered into a non-binding letter of intent with the selling stockholder, in which we and the selling stockholder have agreed to negotiate in good faith regarding the launch of a truck leasing program and related credit support arrangement designed to facilitate and grow the deployment of heavy-duty natural gas trucks in the United States. This program and arrangement are subject to completion of definitive agreements, and as a result, may not be launched when or as expected, on terms similar to those contemplated by the letter of intent, or at all.

Except as set forth above, neither the selling stockholder nor any person who has control over the selling stockholder has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock covered by this prospectus to permit the selling stockholder to resell these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from this offering of the shares of our common stock by the selling stockholder. The selling stockholder, or pledgees, donees or transferees of or other successors in interest to the selling stockholder or the shares offered hereby, may sell all, some or none of the shares of our common stock beneficially owned by it and offered by this prospectus, from time to time either directly, or through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the shares of our common stock as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholder or from the purchasers of our common stock for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

If shares of our common stock are to be sold pursuant to this prospectus by pledgees, donees or transferees of or other successors in interest to the selling stockholder or the shares offered hereby, then, if required by applicable law, we will file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act to amend the identity of the selling stockholder or to include such pledgee, donee, transferee or other successor in interest as a selling stockholder under this prospectus.

The selling stockholder may offer and sell our common stock from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholder or by agreement between such holder and underwriters or dealers, who may receive fees or commissions in connection with such sale, or any other purchaser of the shares. Such sales may be effected by a variety of methods, including the following (any of which may involve crosses or block transactions):

•

in market transactions on the Nasdaq Global Select Market, where our common stock is listed and trades under the symbol “CLNE”, or on any other securities exchange, quotation service, over-the-counter market or other market where the securities may be traded;

•	in privately negotiated transactions;

•	through the writing of options;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•

through broker-dealers, who may act as agents or principals, solicit purchasers for the shares, or agree with the selling stockholder to sell a specified number of shares at a stipulated price per share;

•	directly to one or more purchasers;

•	through agents;

•	in any combination of the foregoing methods of sale; or

•	by any other legally available means.

The selling stockholder may, from time to time, pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by it and offered by this prospectus. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be a selling stockholder hereunder, but the plan of distribution for such securities will otherwise remain unchanged. The selling stockholder may also transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sales of our common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of our common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the sale of any of the shares offered by this prospectus through a secondary distribution or a purchase by a broker or dealer, or if other material changes are made in the plan of distribution of our common stock, a prospectus supplement will be filed, if required by applicable rules under the Securities Act, to disclose the material terms and conditions of the arrangement. The underwriter or underwriters with respect to an underwritten offering of our common stock and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with such an underwritten offering of our common stock, the underwriters would receive compensation in the form of underwriting discounts or commissions, and may also receive commissions from purchasers of the common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling stockholder.

The selling stockholder may decide to sell all, some or none of the shares of our common stock offered by it pursuant to this prospectus. In addition, the selling stockholder may transfer, devise or give shares of our common stock by other means not described in this prospectus. Any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholder and any underwriters, broker-dealers or agents participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of our common stock by the selling stockholder and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If the selling stockholder was deemed to be an underwriter, the selling stockholder may be subject to statutory liabilities including, without limitation, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholder and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any shares of our common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We will pay all expenses of the registration of the shares of common stock hereunder as required by the terms of the Registration Rights Agreement, including, without limitation, SEC filing fees and any expenses of compliance with applicable state securities laws, but excluding all underwriting discounts and selling commissions, if any, which the selling stockholder will pay. We estimate these expenses of registration that are payable by us are approximately $53,000 in total. We will indemnify the selling stockholder and, in any underwritten offering hereunder, any underwriter, against liabilities, including some liabilities under the Securities Act, in accordance with the terms of the Registration Rights Agreement, or such parties will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the terms of the Registration Rights Agreement, or we may be entitled to contribution.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

VALIDITY OF SECURITIES

Morrison & Foerster LLP will pass upon the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements and schedule of Clean Energy Fuels Corp. as of December 31, 2016 and 2017 and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Unless the context indicates otherwise, all references in this Part II to “Clean Energy,” the “Company,” “we,” “us,” or “our” refer to Clean Energy Fuels Corp. together with its consolidated subsidiaries, and to the “SEC” or the “Commission” refer to the Securities and Exchange Commission.

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the estimated expenses payable by us in connection with the issuance and distribution of the securities registered by this registration statement (other than underwriting discounts and commissions, if any). Except for the SEC registration fee, these expenses are estimated because exact amounts are not presently known.

SEC registration fee	$17,669
Accounting fees and expenses	$20,000
Legal fees and expenses	$10,000
Printing fees and expenses	$2,500
Miscellaneous fees and expenses	$2,500

Total	$52,669

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our restated certificate of incorporation and our amended and restated bylaws provide that, in general and subject to certain limited exceptions, we may indemnify our directors and officers to the extent authorized and permitted by the DGCL. We also currently maintain policies to insure our directors and officers, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers, and we expect to continue to maintain such policies. In addition, we have entered into a contract with each of our directors and officers providing for indemnification of each such person by us to the full extent authorized or permitted by law, subject to certain limited exceptions.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (4) for any transaction from which the director derived an improper personal benefit. Our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Item 16. Exhibits.

The information required by this Item 16 is set forth on the Exhibit Index that immediately precedes the signature page to this registration statement and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the registrant dated September 14, 2006, as amended by the Certificate of Amendment to the Restated Certificate of Incorporation of the registrant dated May 27, 2010, as further amended by the Certificate of Amendment to the Restated Certificate of Incorporation of the registrant dated May 8, 2014 (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2018).

4.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of the registrant dated June 8, 2018 (incorporated by reference to Exhibit 3.1.1 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2018).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on February 23, 2011).

4.2.1	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 27, 2014).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended, filed with the SEC on March 27, 2007).

4.4	Stock Purchase Agreement dated May 9, 2018, between the registrant and Total Market Services, S.A. (incorporated by reference to Exhibit 10.125 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018).

4.5	Voting Agreement dated May 9, 2018, among the registrant, Total Market Services, S.A., and the directors and officers of the registrant signatory thereto (incorporated by reference to Exhibit 10.126 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018).

4.6	Form of Registration Rights Agreement, dated June 13, 2018, between the registrant and Total Marketing Services S.A. (incorporated by reference to Exhibit 10.127 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018).

5.1*	Opinion of Morrison & Foerster LLP regarding the legality of the securities being registered.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page to this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 7th day of August, 2018.

CLEAN ENERGY FUELS CORP.

By:	/s/ Andrew J. Littlefair
Name:	Andrew J. Littlefair
Title:	Director, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andrew J. Littlefair and Robert M. Vreeland, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to act on, sign and file with the SEC any and all amendments (including post-effective amendments, exhibits and schedules thereto and other documents in connection therewith) to this registration statement, to act on and file with the SEC any supplement (including exhibits and schedules thereto and other documents in connection therewith) to any prospectus included in this registration statement, and to act on, sign and file with the SEC any subsequent registration statement related to this registration statement and filed pursuant to Rule 462 under the Securities Act, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew J. Littlefair Andrew J. Littlefair	Director, Chief Executive Officer and President (principal executive officer)	August 7, 2018

/s/ Robert M. Vreeland Robert M. Vreeland	Chief Financial Officer (principal financial and accounting officer)	August 7, 2018

/s/ Stephen A. Scully Stephen A. Scully	Director and Chairman of the Board	August 7, 2018

/s/ John S. Herrington John S. Herrington	Director	August 7, 2018

/s/ James C. Miller III James C. Miller III	Director	August 7, 2018

/s/ Warren I. Mitchell Warren I. Mitchell	Director	August 7, 2018

/s/ James E. O’Connor James E. O’Connor	Director	August 7, 2018

/s/ T. Boone Pickens T. Boone Pickens	Director	August 7, 2018

/s/ Kenneth M. Socha Kenneth M. Socha	Director	August 7, 2018

/s/ Vincent C. Taormina Vincent C. Taormina	Director	August 7, 2018